UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HEALTHCARE TRUST, INC.

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405 Park Avenue, 14th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2017

March 27, 2017

To the Stockholders of Healthcare Trust, Inc.:

I am pleased to invite our stockholders to the 2017 Annual Meeting of Stockholders (“Annual Meeting”) of Healthcare Trust, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on May 25, 2017 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 1:00 p.m. (local time). At the Annual Meeting, you will be asked to consider and vote upon (1) the election of five members to the Board of Directors, (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017 and (3) such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on March 27, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com/HTI. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have submitted your proxy.

You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Katie P. Kurtz

Katie P. Kurtz
Chief Financial Officer, Treasurer and Secretary

HEALTHCARE TRUST, INC.

i

405 Park Avenue, 14th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Healthcare Trust, Inc., a Maryland corporation (the “Company”), for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment thereof, and is provided together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2016 (our “2016 10-K”). References in this Proxy Statement to “we,” “us,” “our,” “our company,” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022. This Proxy Statement, the proxy card, Notice of Annual Meeting and our 2016 10-K have either been mailed to you or been made available to you on the Internet. Mailing to our stockholders is expected to commence on or about March 29, 2017. Additional copies of this Proxy Statement and our 2016 10-K will be furnished to you, without charge, by writing us at Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations or emailing us at investorrelations@ar-global.com.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting To Be Held on May 25, 2017

This Proxy Statement, the Notice of Annual Meeting and our 2016 Annual Report are available at:
www.proxyvote.com/HTI.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on May 25, 2017, commencing at 1:00 p.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect five directors to serve until our 2018 annual meeting of stockholders and their successors are duly elected and qualify;
2.	ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and
3.	consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our common stock, par value $0.01 per share (“Common Stock”), entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting, is the close of business on March 27, 2017. As of March 24, 2017, 88,873,482 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock entitles the holder to one vote on each matter considered at the Annual Meeting or any postponement or adjournment thereof. The proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting, including directions to the Annual Meeting, can be obtained by calling our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 973-0096. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.proxyvote.com/HTI at any time prior to 11:59 p.m. Eastern Time on May 24, 2017, and follow the instructions provided on the proxy card; or
•	by telephone, by calling (800) 690-6903 at any time prior to 11:59 p.m. Eastern Time on May 24, 2017, and follow the instructions provided on the proxy card.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, and any proxies that you authorized by mail or by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the proxy card is signed and returned without any directions given, the shares will be voted “FOR” (1) the election of five director nominees named in this Proxy Statement to serve until our 2018 annual meeting of stockholders and until their successors are duly elected and qualify, and (2) the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (1) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (2) by attending the Annual Meeting and voting in person. No written revocation of your proxy will be effective, however, unless and until it is received at or prior to the Annual Meeting.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the majority of the total votes cast for a nominee at a meeting at which a quorum is present. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. The proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm requires the affirmative vote of at least a majority of all the votes cast on the proposal at a meeting at which a quorum is present. For purposes of ratification of the appointment of KPMG as the Company’s independent registered public accounting firm, abstentions will count toward the presence of a quorum but will have no effect on the proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

Are stockholders entitled to appraisal rights in connection with any of the proposals?

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter (the “Charter”).

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. Our directors and officers and employees of affiliates of our Advisor may solicit proxies on our behalf in person or by telephone, facsimile or other means, for which they will not receive any additional compensation. We have retained Broadridge to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $16,000 for proxy solicitation services provided for us, plus the reimbursement of certain costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (“SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the call is recorded and the Broadridge representative is required to confirm each stockholder’s full name, address and zip code, and to confirm that the stockholder has received the proxy materials. If the stockholder is a corporation or other entity, the Broadridge representative is required to confirm that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at (866) 902-0063. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us by reducing the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2016 10-K or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at (866) 902-0063 or by mailing a request to Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Broadridge, our proxy solicitor, at (855) 973-0096.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2016 10-K or any documents relating to any of our future stockholder meetings, please contact: Healthcare Trust, Inc., 405 Park Avenue — 14th Floor, New York, New York 10022, Attention: Investor Relations, Telephone: (866) 902-0063, E-mail: investorrelations@ar-global.com website: www.healthcaretrustinc.com

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2018 annual meeting and included in the proxy materials for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on October 30, 2017 and ending at 5:00 p.m. Eastern Time on November 29, 2017. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Katie P. Kurtz, Chief Financial Officer, Treasurer and Secretary. For additional information, see “Stockholder Proposals for the 2018 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR”: (I) ELECTION OF THE FIVE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE COMPANY’S 2018 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES AND (II) THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors is responsible for monitoring and supervising the performance of our day-to-day operations and our advisor, Healthcare Trust Advisors, LLC (the “Advisor”). Our Advisor is controlled by American Realty Capital VII, LLC, which is wholly owned by AR Global Investments, LLC (“AR Global”). Directors are elected annually by our stockholders. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The bylaws provide that the number of directors may be fixed by a resolution of the Board of Directors; provided, however, that the number of directors may never be less than three nor greater than ten. Pursuant to our bylaws, a majority of our directors must be independent. The number of directors on our Board is currently fixed at five, of which four are independent directors.

The Board of Directors has proposed the following nominees for election as directors, each to serve until our 2018 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Edward M. Weil, Jr., Lee M. Elman, Leslie D. Michelson, Edward G. Rendell and Elizabeth K. Tuppeny. Each nominee currently serves as a director of the Company.

The proxy holder named on the proxy card intends to vote “FOR” the election of each of the five nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Each director is elected by the majority of the total votes cast for a nominee at a meeting at which a quorum is present.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Edward M. Weil, Jr.	50	Director
Lee M. Elman	80	Independent Director
Leslie D. Michelson	66	Non-Executive Chair; Audit Committee Chair
Edward G. Rendell	73	Independent Director
Elizabeth K. Tuppeny	56	Independent Director; Nominating and Corporate Governance Committee Chair

Business Experience of Nominees

Edward M. Weil, Jr.

Edward M. Weil, Jr. has served as a director of the Company since October 2016, and previously served as an executive officer of the Company, the Advisor and the Property Manager from their formation in October 2012 until November 2014. Mr. Weil has also been chief executive officer of AR Global since January 2016 and has a non-controlling interest in the parent of AR Global. Mr. Weil has served as executive chairman of American Realty Capital Healthcare Trust III, Inc. (“HT III”) since November 2015, and previously served as an executive officer of HT III, the HT III advisor and the HT III property manager from their respective formations in April 2014 until November 2014. Mr. Weil has served as executive chairman of American Realty Capital New York City REIT, Inc. (“NYCR”) since November 2015 and as chief executive officer, president and secretary of NYCR, the NYCR advisor and the NYCR property manager since March 2017. Mr. Weil has served as chairman of the board of directors of American Finance Trust, Inc. (“AFIN”) and as chief executive officer and president of AFIN, the AFIN advisor and the AFIN property manager since November 2015. Mr. Weil also previously served as an executive officer of AFIN, the AFIN advisor and the

AFIN property manager from their formation in January 2013 until November 2014, and served as a director of AFIN from January 2013 to September 2014. Mr. Weil has served as a director of Global Net Lease, Inc. (“GNL”) since January 2017, and previously served as an executive officer of GNL, the GNL advisor and the GNL property manager from their respective formations in July 2011, July 2011 and January 2012, until October 2014, and previously served as a director of GNL from May 2012 until September 2014.

Mr. Weil previously served as executive chairman of American Realty Capital Global Trust II, Inc. (“Global II”) from November 2015 until the close of Global II’s merger with GNL in December 2016, and previously served as an executive officer of Global II, the Global II advisor and the Global II property manager from their respective formations in April 2014 until October 2014. Mr. Weil previously served as a director of Business Development Corporation of America (“BDCA”), an entity which was previously advised by an affiliate of AR Global, from December 2015 until November 2016, when BDCA’s external advisor was acquired by Benefit Street Partners, L.L.C. Mr. Weil previously served as chief executive officer, president and chairman of American Realty Capital — Retail Centers of America, Inc. (“RCA”) and the RCA advisor from December 2015 until the close of RCA’s merger with AFIN in February 2017, and previously served as an executive officer of RCA and the RCA advisor from their formation in July 2010 and May 2010, respectively, until November 2014. Mr. Weil previously served as a trustee of American Real Estate Income Fund from May 2012 until its liquidation in August 2016. Mr. Weil previously served as a trustee of Realty Capital Income Funds Trust, a family of mutual funds advised by an affiliate of AR Global, from April 2013 until its dissolution in January 2017.

Mr. Weil served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil served as an executive officer of New York REIT, Inc. (“NYRT”), the NYRT property manager and the NYRT advisor from their formation in October 2009 until November 2014. Mr. Weil served as an executive officer of American Realty Capital Healthcare Trust, Inc. (“HT”), the HT advisor and the HT property manager from their formation in August 2010 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Weil served as a director of American Realty Capital Trust III, Inc. (“ARCT III”) beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with VEREIT, Inc., formerly known as American Realty Capital Properties, Inc. (“VEREIT”) in February 2013. Mr. Weil served as a director of VEREIT from March 2012 until June 2014. Mr. Weil also served as an executive officer of VEREIT from its formation in December 2010 until February 2013. Mr. Weil served as an executive officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“DNAV”), the DNAV advisor and the DNAV property manager from their formation in September 2010 until November 2014, as a director of DNAV from September 2010 until August 2014, and again as an executive officer of DNAV from November 2015 until its dissolution and liquidation in April 2016. Mr. Weil served as an executive officer of American Realty Capital Trust IV, Inc. (“ARCT IV”), the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 and as a director of ARCT IV from January 2014, in each case until the close of ARCT IV’s merger with VEREIT in January 2014. Mr. Weil served as an executive officer of Realty Finance Trust, Inc. (now known as Benefit Street Partners Realty Trust, Inc.) (“RFT”) and the RFT advisor from November 2012 until January 2013. Mr. Weil served as an executive officer of the Phillips Edison Grocery Center REIT II, Inc. advisor from July 2013 until October 2014. Mr. Weil has served as a member of the board of directors of the sub-property manager of American Realty Capital Hospitality Trust, Inc. from August 2013 until November 2014. Mr. Weil served as chief executive officer and president of the general partner of American Energy Capital Partners — Energy Recovery Program, LP from its formation in October 2013 until November 2014. Mr. Weil previously served as chairman of Realty Capital Securities, LLC (“RCS”) from September 2013 until November 2015, and was the interim chief executive officer of RCS from May 2014 until September 2014 and the chief executive officer of RCS from December 2010 until September 2013. Mr. Weil served as a director of RCS Capital Corporation (“RCAP”), the parent company of RCS, from February 2013 until December 2015 and served as an executive officer of RCAP from February 2013 until November 2015, including chief executive officer from September 2014 until November 2015. RCAP filed for Chapter 11 bankruptcy in January 2016. Mr. Weil previously served as an executive officer of American Realty

Capital — Retail Centers of America II, Inc. (“RCA II”) and the RCA II advisor from April 2014 until November 2014. Mr. Weil served on the board of trustees of United Development Funding Income Fund V until October 2014.

Mr. Weil was formerly the senior vice president of sales and leasing for American Financial Realty Trust (“AFRT”) from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

We believe that Mr. Weil’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.

Lee M. Elman

Lee M. Elman has served as an independent director of the Company since December 2016 and as an independent director of GNL since December 2016. Mr. Elman has served as an independent director of NYCR since February 2016. Mr. Elman previously served as an independent director of Global II from April 2015 until December 2016, when Global II closed its merger with GNL.

Since 1979, Mr. Elman has served as President of Elman Investors, Inc., an international real estate investment banking firm which he also founded. He is also a partner of Elman Ventures, an organization which is advisor to, and partner with, various foreign investors in United States real estate ventures. He has over 40 years of real estate experience, including as an investing principal, a real estate investment banker, and an investment advisor for both U.S. and foreign investors. As President of Elman Investors, Inc., Mr. Elman has negotiated the acquisition of properties in the United States, Europe and Latin America; and presently serves as a General Partner in numerous real estate partnerships. Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs.

We believe that Mr. Elman’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.

Leslie D. Michelson

Leslie D. Michelson has served as an independent director of the Company since December 2015, including as non-executive chair since October 2016. Mr. Michelson has served as an independent director of AFIN since February 2017. Mr. Michelson has served as an independent director of BDCA, an entity which was previously advised by an affiliate of AR Global, since January 2011, including as lead independent director since February 2016. In November 2016, BDCA’s external advisor was acquired by Benefit Street Partners, L.L.C.

Mr. Michelson previously served as an independent director of RCA from November 2015 until the close of RCA’s merger with AFIN in February 2017, and previously served as an independent director of RCA from March 2012 until October 2012. Mr. Michelson previously served as an independent director of Business Development Corporation of America II (“BDCA II”) from August 2014 until its liquidation and dissolution in September 2016 and as an independent trustee of Realty Capital Income Funds Trust, a family of mutual funds advised by an affiliate of AR Global, from April 2013 until its dissolution in January 2017. Mr. Michelson previously served as an independent director of HT from January 2011 until July 2012 and as lead independent director of HT from July 2012 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Michelson served as an independent director of ARCT from January 2008, including as lead independent director from July 2012, until the close of ARCT’s merger with Realty Income Corporation in January 2013. Mr. Michelson also served as an independent director of VEREIT from October 2012 until April 2015. Mr. Michelson also served as an independent director of BDCA Venture, Inc. from June 2014 until June 2015. Mr. Michelson served as lead independent director of RFT from January 2013 until

November 2014. Mr. Michelson served as an independent director of DNAV from August 2011 until February 2012 and as an independent director of NYRT from October 2009 until August 2011.

Since April 2007, Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a company which assists corporate employees and their dependents, families and individuals obtain the best medical care. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013. He has served as a director of Druggability Technologies Holdings Ltd., a proprietary pharmaceutical product business dedicated to the development and commercialization of high-value pharmaceutical products, since April 2013. He has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2011. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from 2002 until 2006 and served on its board of directors from 2002 until 2013. Mr. Michelson served on the board of directors of Catellus Development Corp. (“Catellus”), from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the audit committee of the board of directors of Catellus for five years and served at various times as the chairman of the audit committee and the compensation committee. From 2001 to 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From 2000 to 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1998 to 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson served as a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, an AMEX-traded special purpose acquisition company, from 2007 to 2009, of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001, and of Landmark Imaging, a privately held diagnostic imaging and treatment company, from 2007 to 2010. Also since 2004, he has served as a director of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis, commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

We believe that Mr. Michelson’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.

Edward G. Rendell

Gov. Edward G. Rendell has served as an independent director of the Company since December 2015, as an independent director of GNL since March 2012 and as an independent director of AFIN since February 2017. Gov. Rendell has served as an independent director of BDCA, an entity which was previously advised by an affiliate of AR Global, since January 2011. In November 2016, BDCA’s external advisor was acquired by Benefit Street Partners, L.L.C. Gov. Rendell previously served as an independent director of RCA from October 2012 until the close of RCA’s merger with AFIN in February 2017, and also previously served as an independent director of RCA from February 2011 until March 2012. He previously served as an independent director of BDCA II from August 2014 until its liquidation and dissolution in September 2016. Gov. Rendell served as an independent director of ARCT III from March 2012 until the close of ARCT III’s merger with VEREIT in February 2013. Gov. Rendell served as an independent director of VEREIT from February 2013 until April 2015.

Gov. Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. Gov. Rendell also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, Gov. Rendell eliminated a $250 million deficit, balanced the city’s budget and generated five consecutive budget surpluses. Gov. Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Gov. Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986, Gov. Rendell was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, Gov. Rendell was a candidate for the mayor of Philadelphia. From 1988 through 1991, Gov. Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Gov. Rendell was an attorney at the law firm of Ballard Spahr.

Gov. Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Gov. Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School.

We believe that Governor Rendell’s experience as a director or executive officer of the companies described above and his over thirty years of legal, political and management experience gained from serving in his capacities as the Governor of Pennsylvania and as the Mayor and District Attorney of Philadelphia, including his experience in overseeing the acquisition and management of Pennsylvania’s real estate development transactions, including various state hospitals, make him well qualified to serve as a member of our Board of Directors.

Elizabeth K. Tuppeny

Elizabeth K. Tuppeny has served as an independent director of the Company since January 2013. Ms. Tuppeny has served as an independent director of NYCR since March 2014, including as lead independent director since December 2014. Ms. Tuppeny has served as an independent director of RFT since January 2013. Ms. Tuppeny also served as an independent director of ARCT IV from May 2012 until the close of ARCT IV’s merger with VEREIT in January 2014, after which point Ms. Tuppeny was no longer associated with ARCT IV as an independent director nor affiliated with ARCT IV in any manner.

Ms. Tuppeny has been the chief executive officer and founder of Domus, Inc. (“Domus”), a full-service marketing communications agency, since 1993. Domus’ largest client is Merck & Co., and Ms. Tuppeny advises Merck & Co. with respect to communications related to their healthcare-related real estate acquisitions. Ms. Tuppeny has 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies. Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games. Prior to founding Domus, Ms. Tuppeny was executive vice president, business development at Earle Palmer Brown from 1992 to 1993. From 1984 to 1993, Ms. Tuppeny worked at Weightman Advertising, where she became senior vice president. From 1982 to 1984, Ms. Tuppeny was an account executive at The Marketing Group. Ms. Tuppeny served on the board of directors and executive committee of the Philadelphia Industrial Development Council (“PIDC”) for three-plus years where she helped to plan and implement real estate transactions that helped to attract jobs to Philadelphia. As a board member of the PIDC, Ms. Tuppeny was responsible for evaluating and approving commercial and residential real estate business development applications for financing and tax abatement for for-profit and non-profit companies. During her tenure on the PIDC, Ms. Tuppeny approved over 500 real estate development applications including the funding for the Wistar Institute’s biotech and cancer research facility, the Thomas Jefferson University Hospital, a 1.2 million square foot distribution center for Teva Pharmaceuticals Industries Ltd., the Hospital of the University of Pennsylvania/Children’s Hospital of Philadelphia expansion and the Philadelphia State Hospital at Byberry. Ms. Tuppeny has served on the boards of directors and advisory committees for the Arthur Ashe Foundation, Avenue of the Arts, Drexel Medical School, Philadelphia Hospitality Cabinet, Pennsylvania Commission for Women, Penn Relays and the Police Athletic League. Ms. Tuppeny was the recipient of the national Stevie Award as the nation’s top woman entrepreneur in 2004 and was named as a “Top Woman in Philadelphia Business” in 1996, one of the “Top 50 Women in Pennsylvania” in 2004 and as the “Businessperson of the Year” in 2003 by the Greater Philadelphia Chamber of Commerce. Ms. Tuppeny has taught at New York University, University of Pennsylvania and Temple University, and received her undergraduate degree from the University of Pennsylvania, Annenberg School of Communications.

We believe that Ms. Tuppeny’s current experience as an independent director of the companies described above, as chief executive officer and founder of Domus, Inc. and in evaluating healthcare-related real estate business development applications, makes her well qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF EDWARD M. WEIL, JR., LEE M. ELMAN, LESLIE D. MICHELSON, EDWARD G. RENDELL AND ELIZABETH K. TUPPENY AS MEMBERS OF THE BOARD OF DIRECTORS, EACH TO SERVE UNTIL THE COMPANY’S 2018 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES.

Information About the Board of Directors and its Committees

The Board of Directors is responsible for the management and control of our business and operations. Our current executive officers are employees of affiliates of the Advisor. We have no employees and have retained the Advisor to manage our day-to-day operations. The Advisor is under common control with AR Global. Mr. Weil, one of our directors, is the chief executive officer of AR Global and has a non-controlling interest in the parent of AR Global.

The Board of Directors held a total of 22 meetings and took action by written consent on four occasions during the year ended December 31, 2016. All directors and nominees attended 92% of the total number of meetings while they were a member of the Board of Directors. Two of our directors at the time of the 2016 annual stockholders’ meeting attended the 2016 annual stockholders’ meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee and a nominating and corporate governance committee. In addition to functions typically performed by a nominating and corporate governance committee, the nominating and corporate governance committee also performs the functions typically associated with a compensation committee and as well as reviewing any conflicts of interest brought to the committee’s attention.

Leadership Structure of the Board of Directors

Leslie D. Michelson currently serves as the non-executive chair of the Board. W. Todd Jensen serves as our interim chief executive officer and president. As interim chief executive officer and president, Mr. Jensen is responsible for our operations and business strategy. The Board believes that its leadership structure, which separates the non-executive chair and chief executive officer roles, is appropriate at this time in light of the inherent difference between the two roles. This division of authority and responsibilities also allows our chief executive officer to focus his time on our daily operations and our non-executive chair to focus his time on organizing the work of the Board and presiding over meetings of the Board. The Board of Directors may modify this structure to best address our circumstances for the benefit of our stockholders when appropriate.

We believe that having a majority of independent, experienced directors, including having an independent director serve as our non-executive chair, provides the right leadership structure and corporate governance structure for the Company and is best for the Company and its stockholders at this time. In addition, our bylaws require our Board of Directors to be comprised of a majority of independent directors. Mr. Michelson, in his capacity as non-executive chair of the Board, presides over any executive sessions of the independent directors.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions and incurrence and assumption of debt and its oversight of the Company’s executive officers and the Advisor. The nominating and corporate governance committee reviews and approves all transactions with parties affiliated with our Advisor or AR Global and resolves other conflicts of interest between the Company and its subsidiaries, on the one hand, and, any director, the Advisor or AR Global or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

Our audit committee is comprised of Mr. Elman, Mr. Michelson, Gov. Rendell and Ms. Tuppeny, each of whom is “independent” within the meaning of the applicable requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. Mr. Michelson is the chair of our audit committee. Our audit committee held eight meetings during the year ended December 31, 2016. Members of the audit committee attended 100% of the total number of meetings of the audit committee while they were a member of the audit committee. The charter of the audit committee is available to any stockholder who sends a request to Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022 and is also available on the Company’s website at www.healthcaretrustinc.com by clicking on “Investor

Relations — Corporate Governance — Audit Committee Charter.” The Board has determined that Mr. Michelson is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and is an independent director.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent registered public accounting firm and internal auditors, as applicable; and
•	the performance of our independent registered public accounting firm and internal auditors, as applicable.

The audit committee’s report on our financial statements for the year ended December 31, 2016 is discussed below under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Mr. Elman, Mr. Michelson, Gov. Rendell and Ms. Tuppeny, each of whom is an independent director. Ms. Tuppeny serves as the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee held seven meetings during the year ended December 31, 2016. Members of the nominating and corporate governance committee attended 95% of the total number of meetings of the nominating and corporate governance committee while they were a member of the nominating and corporate governance committee. The charter of the nominating and corporate governance committee is available to any stockholder who sends a request to Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022 and is also available on the Company’s website at www.healthcaretrustinc.com by clicking on “Investor Relations — Corporate Governance — Nominating and Corporate Governance Committee Charter.” In addition to being independent directors, all of the members of our nominating and corporate governance committee are “non-employee directors” within the meaning of the rules of Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The principal functions of the nominating and corporate governance committee are to:

•	identify qualified individuals to become directors of the Company;
•	recommend director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting;
•	recommend committee assignments;
•	periodically assess the performance of the Board of Directors;
•	review and recommend appropriate corporate governance policies and procedures for the Company, including reviewing the Company’s code of business conduct and ethics for the Company’s executive officers and senior financial officers;
•	approve and evaluate all compensation plans, policies and programs, if any, as they affect the Company’s executive officers;
•	review and oversee the Company’s annual process, if any, for evaluating the performance of the Company’s executive officers;
•	oversee the Company’s equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of Common Stock, restricted stock units, dividend equivalent rights and other equity-based awards;
•	assist the Board and the non-executive chair of the Company in overseeing the development of executive succession plans;

•	determine from time to time the remuneration for the Company’s independent directors; and
•	for those actions and transactions brought to the attention of the nominating and corporate governance committee in which we, on the one hand, and any of AR Global, the Advisor, a director, an officer or any affiliate thereof, on the other hand, are involved, the nominating and corporate governance committee has the authority to:
º	review and evaluate the terms and conditions, and determine the advisability of the transaction and conflict of interest situations between us and the other party;
º	negotiate the terms and conditions of the transaction, and, if the nominating and corporate governance committee deems appropriate, but subject to the limitations of applicable law, approve the execution and delivery of documents in connection with that transaction on our behalf;
º	determine whether the transaction is fair to, and in our best interest and the best interest of our stockholders; and
º	recommend to the Board of Directors what action, if any should be taken by the Board of Directors with respect to the transaction pursuant to the Charter.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the Board reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings in person or by phone and to devote a sufficient amount of time and effort in preparation for such meetings. The Board also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the bylaws. See “Stockholder Proposals for the 2018 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

The nominating and corporate governance committee has determined that all our transactions with our Advisor, AR Global and their respective affiliates during the year ended December 31, 2016 were fair and were approved in accordance with the applicable Company policies.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the New York Stock Exchange (the “NYSE”) even though our shares are not listed on the NYSE. Based upon information provided by each nominee, the Board of Directors has affirmatively determined that Mr. Elman, Mr. Michelson, Gov. Rendell and Ms. Tuppeny are independent and do not have any material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NYSE’s director independence standards, as currently in effect. Our Board of Directors has determined that each of the four independent directors satisfy the elements of independence in listing standards of the NYSE. There are no familial relationships between any of our directors and executive officers.

Communications with the Board of Directors

Any interested parties (including the Company’s stockholders) may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Secretary. The Secretary will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website, www.healthcaretrustinc.com.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We have no employees. Our Advisor performs our day-to-day management functions. Our current executive officers, Mr. W. Todd Jensen and Ms. Katie P. Kurtz are both employees of affiliates of the Advisor. We neither compensate our executive officers, nor do we reimburse either our Advisor or our property manager, Healthcare Trust Properties, LLC (the “Property Manager”) for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Advisor, our Property Manager or their respective affiliates. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this Proxy Statement a “Compensation Discussion and Analysis,” a report with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” below for a discussion of fees and expense reimbursements payable to the Advisor and its affiliates and the Property Manager.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Position(s)
W. Todd Jensen	51	Interim Chief Executive Officer and President
Katie P. Kurtz	37	Chief Financial Officer, Secretary and Treasurer
Edward M. Weil, Jr.	50	Director
Lee M. Elman	80	Independent Director
Leslie D. Michelson	66	Non-Executive Chair; Audit Committee Chair
Edward G. Rendell	73	Independent Director
Elizabeth K. Tuppeny	56	Independent Director; Nominating and Corporate Governance Committee Chair

W. Todd Jensen

W. Todd Jensen has served as interim chief executive officer of the Company, the Advisor and the Property Manager since March 2016 and as president of the Company, the Advisor and the Property Manager since December 2015. He has also served as chief investment officer of the Advisor since its formation in October 2012. Previously, from October 2012 until December 2015, Mr. Jensen served as chief investment officer of the Company and as executive vice president of the Company, the Advisor and the Property Manager. Mr. Jensen has served as president of HT III, the HT III advisor and the HT III property manager since December 2015 and as interim chief executive officer of HT III, the HT advisor and the HT III property manager since March 2016. He has also served as chief investment officer of the HT III advisor since its formation in April 2014. Previously, from April 2014 until December 2015, Mr. Jensen served as chief investment officer of HT III and as executive vice president of HT III, the HT III advisor and the HT III property manager. Mr. Jensen also previously served as the executive vice president and chief investment officer of HT, the HT advisor and the HT property manager from February 2011 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Jensen has almost 25 years of experience in the financing and development of commercial real estate, with more than 20 of those years focused exclusively on the development, leasing and capitalization of healthcare-related real estate. Mr. Jensen worked for The DASCO Companies, as a consultant from December 2008 to January 2009 and as senior vice president from January 2009 to February 2011, focusing on helping to grow its healthcare-related real estate development business. From August 2003 to September 2008, Mr. Jensen served as senior vice president for Lauth Property Group and started, grew and managed its Healthcare Group. Mr. Jensen received a B.A. in Economics and Mathematics from Kalamazoo College and an MBA from University of Pennsylvania’s Wharton School.

Katie P. Kurtz

Katie P. Kurtz has served as the chief financial officer, treasurer and secretary of the Company, the Advisor and the Property Manager since December 2015. Ms. Kurtz has served as the chief financial officer, treasurer and secretary of HT III, the HT III advisor and the HT III property manager since December 2015. Katie P. Kurtz previously served as the chief financial officer, treasurer and secretary of RCA and the RCA advisor from November 2015 until the close of RCA’s merger with AFIN in February 2017. She previously served as chief financial officer, treasurer and secretary of BDCA II from August 2014 until December 2015, as chief financial officer and treasurer of Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.) from October 2014 until December 2015 and as chief accounting officer for BDCA from December 2013 until December 2015.

Prior to joining AR Global in July 2013, Ms. Kurtz was employed as vice president by The Carlyle Group (“Carlyle”), where she served as chief accounting officer for Carlyle GMS Finance, Inc., Carlyle’s business development company. From 2010 to 2012, Ms. Kurtz served as director of finance and controller for New Mountain Finance Corporation (“New Mountain”), an exchange-traded business development company. Prior to New Mountain, Ms. Kurtz served as controller at Solar Capital Ltd, an exchange-traded business development company, and in various accounting and financial reporting roles at GFI Group, Inc. Ms. Kurtz began her career at PricewaterhouseCoopers, LLP. Ms. Kurtz is a certified public accountant in New York State, holds a B.S. in Accountancy and a B.A. in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University.

Compensation of Directors

We pay to each of our independent directors the fees described below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our Board of Directors. If a director also is our employee or an employee of our Advisor or any of its affiliates, we do not pay compensation for services rendered as a director.

We pay our independent directors a yearly retainer of $30,000 and an additional yearly retainer of $55,000 for the lead independent director or non-executive chair; $2,000 for all meetings personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting. If there is a Board meeting and one or more committee meetings in one day, the director’s fees cannot exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).

Pursuant to our employee and director incentive restricted share plan (the “RSP”), each independent director receives an automatic grant of $30,000 in restricted shares of Common Stock on the date of initial election to the Board of Directors and on the date of each annual stockholder’s meeting, in each case at the then-current estimated per-share net asset value (“Estimated Per-Share NAV”). The restricted shares vest over a five-year period following the grant date in increments of 20% per annum. For their participation as members of the special committee formed to evaluate strategic alternatives, including listing on a national securities exchange, on behalf of the Company, Mr. Michelson, Gov. Rendell and Ms. Tuppeny each received approximately $120,000, Dr. Froehlich received approximately $76,000, and Mr. Read received approximately $232,000.

We also pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:

•	$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
•	$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

In either of the above cases, we reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

The following table sets forth information regarding compensation of our directors during the year ended December 31, 2016:

Name	Fees Paid in Cash ($)		Stock Awards(1) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total Compensation ($)
Lee M. Elman	—	(3)	30,000	(4)	—	—	—	—	30,000
Robert J. Froehlich	134,500	(5)	—		—	—	—	5,659	140,159
Leslie D. Michelson	192,021	(6)	30,000	(7)	—	—	—	2,289	224,310
Randolph C. Read	401,646	(8)	30,000	(9)	—	—	—	6,118	437,764
Edward G. Rendell	179,250	(10)	30,000	(11)	—	—	—	2,289	211,539
Elizabeth K. Tuppeny	198,000	(12)	30,000	(13)	—	—	—	7,560	235,560
Edward M. Weil, Jr.	—		—		—	—	—	—	—

(1)	Value of restricted shares granted during the year ended December 31, 2016 calculated based on the then-current Estimated Per-Share NAV. Awards vest over a five-year period following the first anniversary of the date of grant.
(2)	The amount reported as “All Other Compensation” represents the value of distributions received during the year ended December 31, 2016 on any restricted shares.
(3)	Mr. Elman earned fees in the amount of $870 for services as a director during the year ended December 31, 2016.
(4)	Represents 1,347 restricted shares granted on December 21, 2016.
(5)	Dr. Froehlich, who was formerly an independent director of the Company, earned fees in the amount of $114,000 for services as a director during the year ended December 31, 2016. The payment of $134,500 includes $111,000 and $23,500 for services rendered during the years ended December 31, 2016 and 2015, respectively. On July 1, 2016, following approval by the Board, 1,333 unvested restricted shares of common stock owned by Dr. Froehlich vested simultaneously with his departure from the Board.
(6)	Mr. Michelson earned fees in the amount of $207,557 for services as a director during the year ended December 31, 2016. The payment of $192,021 includes $185,271 and $6,750 for services rendered during the years ended December 31, 2016 and 2015, respectively.
(7)	Represents 1,347 restricted shares granted on July 28, 2016.
(8)	Mr. Read, who was formerly an independent director and non-executive chair of the Company, earned fees in the amount of $390,735 for services as a director, including fees earned for once being the non-executive chair, during the year ended December 31, 2016. The payment of $401,646 includes $329,021 and $72,625 for services rendered during the years ended December 31, 2016 and 2015, respectively.
(9)	Represents 1,347 restricted shares granted on July 28, 2016. On October 11, 2016, following approval by the Board, 3,480 unvested restricted shares of common stock owned by Mr. Read vested simultaneously with his resignation as a member of the Board.

(10)	Gov. Rendell earned fees in the amount of $190,919 for services as a director during the year ended December 31, 2016. The $179,250 payment includes $174,000 and $5,250 for services rendered during the years ended December 31, 2016 and 2015, respectively.
(11)	Represents 1,347 restricted shares granted on July 28, 2016.
(12)	Ms. Tuppeny earned fees in the amount of $196,919 for services as a director during the year ended December 31, 2016. The $198,000 payment includes $174,500 and $23,500 for services rendered during the years ended December 31, 2016 and 2015, respectively.
(13)	Represents 1,347 restricted shares granted on July 28, 2016.

Share-Based Compensation

Restricted Share Plan

The RSP provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. The total number of shares of Common Stock reserved for issuance under the RSP will not exceed 5.0% of our outstanding shares, and in any event will not exceed 3,400,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations of similar events). Our RSP provides for the automatic grant of $30,000 in restricted shares of Common Stock at the then-current Estimated Per-Share NAV to each of the independent directors, without any further action by our Board of Directors or the stockholders, on the date of initial appointment to the Board and on each annual stockholders meeting. Restricted shares issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

Restricted share awards entitle the recipient to receive shares of our Common Stock under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of our Common Stock are subject to the same restrictions as the underlying restricted shares.

The following table sets forth information regarding securities authorized for issuance under the RSP as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	—	—	—
Equity Compensation Plans not approved by security holders	—	$—	3,390,079
Total	—	$—	3,390,079

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 15, 2017, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s named officers and directors; and
•	all of the Company’s executive officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
W. Todd Jensen	—		*
Katie P. Kurtz	—		*
Edward M. Weil, Jr.	—	(2)	*
Lee M. Elman	1,347	(3)	*
Leslie D. Michelson	2,685	(4)	*
Edward G. Rendell	2,680	(5)	*
Elizabeth K. Tuppeny	5,427	(6)	*
All directors and executive officers as a group (seven persons)	12,139		*

*	Less than 1%.
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, 14th Floor, New York, New York 10022. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.
(2)	Mr. Weil, one of our directors, is also the chief executive officer of AR Global. While Mr. Weil has a non-controlling interest in the parent of AR Global, Mr. Weil does not have direct or indirect voting or investment power over any shares that AR Global may own and Mr. Weil disclaims beneficial ownership of such shares. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the 8,888 shares of our Common Stock or the 359,340 shares of Common Stock that may be issuable in exchange for certain operating partnership interests that are directly or indirectly beneficially owned by AR Global.
(3)	Includes 1,347 unvested restricted shares issued to Mr. Elman granted on December 21, 2016 which vest annually over a five-year period in equal installments.
(4)	Includes 2,413 unvested restricted shares issued to Mr. Michelson, including (i) 1,066 granted on December 1, 2015; and (ii) 1,347 granted on July 28, 2016, all of which vest annually over a five-year period in equal installments.
(5)	Includes 2,413 unvested restricted shares issued to Gov. Rendell, including (i) 1,066 granted on December 1, 2015; and (ii) 1,347 granted on July 28, 2016, all of which vest annually over a five-year period in equal installments.
(6)	Includes 3,480 unvested restricted shares issued to Ms. Tuppeny, including (i) 267 granted on February 14, 2013; (ii) 800 granted on May 29, 2014; (iii) 1,066 granted on July 13, 2015; and (iv) 1,347 granted on July 28, 2016, all of which vest annually over a five-year period in equal installments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

W. Todd Jensen, our interim chief executive officer and president, also is the chief executive officer and president of our Advisor and our Property Manager. Katie P. Kurtz, our chief financial officer, treasurer and secretary, is also the chief financial officer, treasurer and secretary of our Advisor and our Property Manager.

Our Advisor and our Property Manager are owned and controlled directly or indirectly an affiliate of AR Global. Mr. William M. Kahane, our former executive chairman, has shared control of AR Global. Mr. Weil, one of our directors, is also the chief executive officer of AR Global and has a non-controlling interest in the parent of AR Global.

On January 14, 2015, the Company purchased the Specialty Hospital portfolio from American Realty Capital Healthcare Trust, Inc. (“HT”) for a contract purchase price of $39.4 million. At the time of the purchase, our Advisor and the advisor of HT were under common control.

The limited partnership agreement of our operating partnership, Healthcare Trust Operating Partnership, L.P. (the “OP”), provides for a special allocation, solely for tax purposes, of excess depreciation deductions of up to $10.0 million to the Advisor, a limited partner of the OP. In connection with this special allocation, the Advisor has agreed to restore a deficit balance in its capital account in the event of a liquidation of the OP and has agreed to provide a guaranty or indemnity of indebtedness of the OP.

Advisor

On February 17, 2017, the members of a special committee of the Board unanimously approved certain amendments to the Amended and Restated Advisory Agreement, as amended, dated June 26, 2015, (the “Original A&R Advisory Agreement”), by and among the Company, the OP and the Advisor (the “Second A&R Advisory Agreement”). The Second A&R Advisory Agreement became effective on February 17, 2017. The initial term of the Second A&R Advisory Agreement is ten years beginning February 17, 2017, and is automatically renewable for another ten-year term upon each ten-year anniversary unless the agreement is terminated (1) with notice of an election not to renew at least 365 days prior to the applicable tenth anniversary, (2) in accordance with a change in control or a transition to self-management, (3) by 67% of the independent directors of the Board of Directors with cause, without penalty, with 45 days’ notice or (4) with 60 days prior written notice by the Advisor for (a) a failure to obtain a satisfactory agreement for any successor to the Company to assume and agree to perform obligations under the Second A&R Advisory Agreement or (b) any material breach of the Second A&R Advisory Agreement of any nature whatsoever by the Company.

Asset Management Fees and Variable Management/Incentive Fees

Until March 31, 2015 under the advisory agreement as in effect at such time, the Company issued the Advisor an asset management subordinated participation for the Advisor’s asset management services by causing the OP to issue (subject to periodic approval by the Board) to the Advisor performance-based restricted, forfeitable partnership units of the OP designated as “Class B Units.” The Class B Units were intended to be profit interests and vest, and are no longer subject to forfeiture, at such time as: (x) the value of the OP’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); (y) any one of the following occurs: (1) a listing; (2) an other liquidity event or (3) the termination of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors without cause; and (z) the Advisor is still providing advisory services to the Company (the “performance condition”). Unvested Class B Units will be forfeited immediately if: (a) the advisory agreement is terminated for any reason other than a termination without cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of the Company’s independent directors without cause before the economic hurdle has been met.

When approved by the Board, the Class B Units were issued to the Advisor quarterly in arrears pursuant to the terms of the limited partnership agreement of the OP. The number of Class B Units issued in any quarter was equal to: (1) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (2) the value of one share of Common Stock as of the last day of such calendar quarter, which was equal initially to $22.50 (the IPO price minus the selling commissions and dealer manager fees). The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the performance condition to be probable. As of December 31, 2016, the Company cannot determine the probability of achieving the performance condition. The Advisor receives distributions on vested and unvested Class B Units equal to the distribution rate received on the Company’s Common Stock. Such distributions on issued Class B Units are included in general and administrative expenses in the consolidated statements of operations and comprehensive loss until 2 the performance condition is considered probable to occur. As of December 31, 2016, the Board had approved the issuance of 359,250 Class B Units to the Advisor in connection with this arrangement.

On May 12, 2015, the Company, the OP and the Advisor entered into an amendment to the then-current advisory agreement, which, among other things, provided that the Company would cease causing the OP to issue Class B Units in the OP to the Advisor or its assignees related to any period ending after March 31, 2015.

Effective April 1, 2015, the Company began paying an asset management fee to the Advisor or its assignees as compensation for services rendered in connection with the management of the Company’s assets. The asset management fee was payable on the first business day of each month in the amount of 0.0625% multiplied by the lesser of (a) cost of assets or (b) fair value of assets for the preceding monthly period. The asset management fee was payable to the Advisor or its assignees in cash, in shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. For the purposes of the payment of any fees in shares (a) prior to the time the Board determined the Company’s Estimated Per-Share NAV (“NAV Pricing Date”), each share was valued at $22.50 and (b) after the NAV Pricing Date, and prior to any listing on a national securities exchange, if it occurs, each share was valued at the then-current Estimated Per-Share NAV. On April 7, 2016, the Company established an Estimated Per-Share NAV of $22.27 as of December 31, 2015. For the years ended December 31, 2015 and 2016, the Company incurred $10.9 million and $17.6 million in asset management fees from the Advisor, respectively.

Effective February 17, 2017, the Second A&R Advisory Agreement requires the Company to pay the Advisor a base management fee, which is payable on the first business day of each month. The fixed portion of the base management fee is equal to $1.625 million per month, while the variable portion of the base management fee is equal to one-twelfth of 1.25% of the cumulative net proceeds of any equity (including convertible debt) raised subsequent to February 17, 2017 per month. The base management fee is payable to the Advisor or its assignees in cash, OP Units or shares, or a combination thereof, the form of payment to be determined at the discretion of the Advisor.

In addition, the Second A&R Advisory Agreement requires the Company to pay the Advisor a variable management/incentive fee quarterly in arrears equal to (x) 15.0% of the applicable prior quarter’s Core Earnings (as defined below) per share in excess of $0.375 per share plus (y) 10.0% of the applicable prior quarter’s Core Earnings per share in excess of $0.47 per share. Core Earnings is defined as, for the applicable period, net income or loss, computed in accordance with GAAP, excluding non-cash equity compensation expense, the variable management/incentive fee, acquisition and transaction related fees and expenses, financing related fees and expenses, depreciation and amortization, realized gains and losses on the sale of assets, any unrealized gains or losses or other non-cash items recorded in net income or loss for the applicable period, regardless of whether such items are included in other comprehensive income or loss, or in net income, one-time events pursuant to changes in GAAP and certain non-cash charges, impairment losses on real estate related investments and other than temporary impairments of securities, amortization of deferred financing costs, amortization of tenant inducements, amortization of straight-line rent and any associated bad debt reserves, amortization of market lease intangibles, provision for loss loans, and other non-recurring revenue and expenses. The variable management/incentive fee is payable to the Advisor or its assignees in cash or shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. There was no fee similar to the variable management/incentive fee prior to February 17, 2017.

Acquisition Fees

Under the Original A&R Advisory Agreement, the Advisor was paid an acquisition fee equal to 1.0% of the contract purchase price of each acquired property and 1.0% of the amount advanced for a loan or other investment. The Advisor was also reimbursed for services provided for which it incurs investment-related expenses, or insourced expenses. The amount reimbursed for insourced expenses could not exceed 0.5% of the contract purchase price of each acquired property or 0.5% of the amount advanced for a loan or other investment. Additionally, the Company reimbursed the Advisor for third party acquisition expenses. The aggregate amount of acquisition fees and financing coordination fees (as described below) was limited to 1.5% of the contract purchase price and the amount advanced for a loan or other investment for all the assets acquired. As of December 31, 2016, aggregate acquisition fees and financing fees did not exceed the 1.5% threshold. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees payable with respect to the Company’s portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of the Company’s portfolio to be measured at the close of the acquisition phase or 4.5% of the amount advanced for all loans or other investments. As of December 31, 2016, the total of all cumulative acquisition fees, acquisition expenses and financing coordination fees did not exceed the 4.5% threshold. For the year ended December 31, 2015, the Company incurred $10.3 million in acquisition fees and expense reimbursements from the Advisor. For the year ended December 31, 2016, the Company did not incur any acquisition fees or expense reimbursements from the Advisor.

The Second A&R Advisory Agreement does not provide for the acquisition fee. However, the Advisor may continue to be reimbursed for services provided for which it incurs investment-related expenses or insourced expenses. The amount reimbursed for insourced expenses may not exceed 0.5% of the contract purchase price of each acquired property or 0.5% of the amount advanced for a loan or other investment. Additionally, the Company reimburses the Advisor for third party acquisition expenses.

Financing Coordination Fees

Under the Original A&R Advisory Agreement, if the Advisor provided services in connection with the origination or refinancing of any debt that the Company obtained and used to acquire properties or to make other permitted investments, or that was assumed, directly or indirectly, in connection with the acquisition of properties, the Company paid the Advisor a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing, subject to certain limitations. The Second A&R Advisory Agreement does not provide for payment of a financing coordination fee.

For the years ended December 31, 2015 and 2016, the Company incurred $3.9 million and $0.5 million in financing coordination fees to the Advisor, respectively.

Other Operating Fees and Reimbursements

The Company reimburses the Advisor’s costs of providing administrative services. Until March 31, 2015 under the advisory agreement as in effect at such time, these reimbursements were subject to certain limits. Neither the Original A&R Advisory Agreement nor the Second A&R Advisory Agreement contain any limits.

Additionally, the Company reimburses the Advisor for personnel costs; however, the Company may not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives a separate fee.

During the years ended December 31, 2015 and 2016, the Company incurred reimbursements for administrative services and personnel costs of $0.9 million and $4.0 million, respectively.

The Advisor may elect to forgive certain fees. The fees that are forgiven are not deferrals and, accordingly, will not be paid to the Advisor in the future. During the year ended December 31, 2015, the Advisor elected to forgive $1.2 million in fees. The Advisor did not elect to forgive any fees during the year ended December 31, 2016.

Annual Subordinated Performance Fees and Brokerage Commissions

Pursuant to the Original A&R Advisory Agreement, the Advisor was entitled to an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which the Company’s total return on stockholders’ capital exceeded 6.0% per annum, the Advisor was entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee would have been payable only upon the sale of assets, distributions or another event which resulted in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the years ended December 31, 2015 or 2016.

In addition, under the Original A&R Advisory Agreement, the Advisor was entitled to a brokerage commission on the sale of property, not to exceed the lesser of (a) 2.0% of the contract sale price of the property and (b) 50.0% of the total brokerage commission paid if a third party broker was also involved; provided, however, that in no event could the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of (a) 6.0% of the contract sales price and (b) a reasonable, customary and competitive real estate commission. The brokerage commission payable to the Advisor was subject to approval by a majority of the independent directors upon a finding that the Advisor provided a substantial amount of services in connection with the sale. During the year ended December 31, 2016, the Company incurred and paid $0.3 million in brokerage commissions to the Advisor for the sale of three properties. No brokerage commissions were incurred or paid during the year ended December 31, 2015.

The Second A&R Advisory Agreement does not provide for the annual subordinated performance fee or for payment of brokerage commissions.

Termination Fees

Pursuant to the Original A&R Advisory Agreement, upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, Healthcare Trust Special Limited Partner, LLC (the “Special Limited Partner”) was entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Special Limited Partner was able to elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurred.

Under the Second A&R Advisory Agreement, upon the termination or non-renewal of the advisory agreement, as amended, the Advisor will be entitled to receive from the Company all amounts due to the Advisor, including any change in control fee and transition fee, as well as the then-present fair market value of the Advisor’s interest in the Company. All fees will be due within 30 days after the effective date of the termination of the agreement, as amended.

The Second A&R Advisory Agreement provides for termination upon a change of control after February 14, 2019. The change of control fee would be equal to the product of (a) four and (b) the “Subject Fees”. The Subject Fees are equal to the sum of (i) four multiplied by the base management fee plus (ii) four multiplied by the actual variable management/incentive fee, in each of clauses (i) and (ii), payable for the fiscal quarter immediately prior to the fiscal quarter in which the change of control occurs, plus, (iii) without duplication, the annual increase in the base management fee resulting from the cumulative net proceeds of any equity raised in respect of the fiscal quarter immediately prior to the fiscal quarter in which the change of control occurs.

The Second A&R Advisory Agreement provides for termination upon transition to self-management after February 14, 2019. The transition fee would be equal to (a) $15.0 million plus (b) the product of four multiplied by the Subject Fees, but no more than an amount equal to 4.5 multiplied by the Subject Fees.

Property Manager

Under the Company’s property management and leasing agreement, which took effect on February 14, 2013, unless the Company contracts with a third party, the Company pays the Property Manager a property management fee of 1.5% of gross revenues from the Company’s stand-alone single-tenant net leased properties and 2.5% of gross revenues from all other types of properties, respectively. The Company also reimburses the Property Manager for property level expenses. If the Company contracts directly with third parties for such services, the Company will pay the third party customary market fees and will pay the Property Manager an oversight fee of up to 1.0% of the gross revenues of the property managed. In no event will the Company pay the Property Manager or any affiliate of the Property Manager both a property management fee and an oversight fee with respect to any particular property.

On February 17, 2017, the Company entered into the Amended and Restated Property Management and Leasing Agreement (the “A&R Property Management Agreement”) extending the term of the A&R Property Management Agreement to February 15, 2019. The A&R Property Management Agreement will automatically renew for successive one-year terms unless any party provides written notice of its intention to terminate the agreement at least ninety days prior to the end of the term. In addition, the A&R Property Management Agreement adds a provision that the Property Manager may assign the agreement to any party with expertise in commercial real estate which has, together with its affiliates, over $100.0 million in assets under management. For the years ended December 31, 2015 and 2016, the Company incurred from the Property Manager $1.3 million and $3.0 million in property management fees, respectively.

Former Arrangements

RCS, RCS Advisory Services, LLC (“RCS Advisory”), American National Stock Transfer, LLC (“ANST”) and SK Research, LLC (“SK Research”) are subsidiaries of RCAP that provided professional services to the Company through January 2016. For the year ended December 31, 2015, we incurred $3.4 million in connection with these services. We did not incur any amounts in connection with these services for the year ended December 31, 2016. Mr. Weil served as chief executive officer of RCAP until November 2015 and a director of RCAP until December 2015. Prior to or in connection with the RCAP bankruptcy in January 2016, all arrangements between either us, including agreements entered into by AR Global and its affiliates on our behalf, on the one hand, and subsidiaries of RCAP, on the other hand, were terminated.

On March 8, 2017, the creditor trust established in connection with the RCAP bankruptcy filed suit against AR Global, the parent of our Advisor, our Advisor, advisors of other entities sponsored by the parent, and the parent’s principals (including Mr. Weil). The suit alleges, among other things, certain breaches of duties to RCAP. The Company is neither named in the suit, nor are there any allegations related to the services the Advisor provides to us. Our Advisor has informed us that it believes that the suit is without merit and intends to defend against it vigorously.

Investment Allocation Agreement

We entered into an investment opportunity allocation agreement, or the healthcare allocation agreement, with HT III which impacts our ability to make investments in our target assets. Pursuant to the healthcare allocation agreement, if either of our advisors determines that one or more proposed healthcare property acquisitions is appropriate for its fund, and assuming each fund has sufficient capital to support such proposed healthcare property acquisition, such proposed healthcare property acquisition will be presented to our Board of Directors and the board of directors of HT III for a vote on whether to pursue such proposed healthcare property acquisition. If both of our boards of directors approve to pursue such proposed healthcare property acquisition, then the acquisitions of such properties will be subject to rotation between us and HT III, depending on whether the fund have sufficient capital to acquire all or some of the proposed healthcare property acquisitions and which fund most recently made a property acquisition. Notwithstanding the foregoing, any priority to proposed healthcare property acquisitions will be lifted in cases in which a proposed healthcare property acquisition would overly concentrate us or HT III in a particular industry, geographical region or tenant.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our Charter. No amounts have been paid by us to these individuals pursuant to our indemnification agreements through March 27, 2017.

Affiliated Transaction Best Practices Policy

Pursuant to AR Global’s affiliated transaction best practices policy, which was approved by our Board, we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the AR Global group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests)

is held, directly or indirectly, by any of the individuals who share control of the AR Global group of companies, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to our stockholders and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that we retain a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates is subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate of our Advisor in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates.

Our nominating and corporate governance committee reviews the material transactions between the Advisor, AR Global and their respective affiliates, on the one hand, and us, on the other hand. The nominating and corporate governance committee has determined that all our transactions with our Advisor, AR Global and their respective affiliates during the year ended December 31, 2016 were fair and were approved in accordance with the applicable Company policies. See “Proposal No. 1 — Election Of Directors — Oversight of Conflicts of Interest.”

In addition to the foregoing, we entered into the Allocation Agreement with HT III. See “— Investment Allocation Agreement.”

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2016. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of Healthcare Trust, Inc.:

We have reviewed and discussed with management Healthcare Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2016.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Healthcare Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

Audit Committee
Leslie D. Michelson (chair)
Lee M. Elman
Edward G. Rendell
Elizabeth K. Tuppeny

PROPOSAL NO. 2 —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The audit committee of the Board of Directors has selected and appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017. KPMG has audited our consolidated financial statements since the year ended December 31, 2014. KPMG reports directly to our audit committee.

Although ratification by stockholders is not required by law or by our bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

A representative of KPMG will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by KPMG for and during the years ended December 31, 2016 and December 31, 2015 were as follows:

Audit Fees

Audit fees incurred from KPMG for the years ended December 31, 2016 and December 31, 2015 were $828,200 and $953,606, respectively.

The fees were for professional services rendered for the audits of the Company’s annual consolidated financial statements on Form 10-K and reviews of the Company’s quarterly consolidated financial statements on Form 10-Q.

Audit Related Fees

There were no audit related fees incurred from KPMG for the years ended December 31, 2016 and December 31, 2015.

Tax Fees

There were no tax fees billed by KPMG for the years ended December 31, 2016 and December 31, 2015.

All Other Fees

There were no other fees billed by KPMG for the years ended December 31, 2016 and December 31, 2015.

Pre-Approval Policies and Procedures

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by KPMG were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the year ended December 31, 2016, all reports were filed on a timely basis.

CODE OF ETHICS

The Board of Directors adopted a Code of Business Conduct and Ethics effective as of March 7, 2013 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at www.healthcaretrustinc.com by clicking on “Investor Relations — Corporate Governance — Code of Ethics.” You may also obtain a copy of the Code of Ethics by writing to our secretary at: Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Katie P. Kurtz. A waiver of the Code of Ethics for our interim chief executive officer, chief financial officer, chief accounting officer or controller may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our chief executive officer, chief financial officer, chief accounting officer or controller or persons performing similar functions, we will disclose the nature of the amendment or waiver on our website or in a report on Form 8-K. A waiver of the Code of Ethics for all other employees may be made only by our interim chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2017 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2018 annual meeting of stockholders, the proposal must be received at our principal executive offices during the period beginning on October 30, 2017 and ending at 5:00 p.m., Eastern Time, on November 29, 2017. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2018 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on October 30, 2017 and ending at 5:00 p.m., Eastern Time, on November 29, 2017. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws.

All nominations must also comply with our bylaws. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Katie P. Kurtz (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Katie P. Kurtz

Katie P. Kurtz
Chief Financial Officer, Treasurer and Secretary

HEALTHCARE TRUST, INC.
405 PARK AVE., 14TH FLOOR
NEW YORK, NY 10022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/HTI or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEALTHCARE TRUST, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Election of Directors			
	Nominees:			
1a.	Edward M. Weil, Jr.	☐	☐	☐
1b.	Lee M. Elman	☐	☐	☐
1c.	Leslie D. Michelson	☐	☐	☐
1d.	Edward G. Rendell	☐	☐	☐
1e.	Elizabeth K. Tuppeny	☐	☐	☐
2.	Ratification of the appointment of KPMG LLP as the Company's independent registered accounting firm for 2017.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com/HTI.

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HEALTHCARE TRUST, INC.
Annual Meeting of Stockholders
May 25, 2017 1:00 PM
This proxy is solicited by the Board of Directors

The undersigned stockholder of Healthcare Trust, Inc. (the "Company"), hereby appoints W. Todd Jensen and Katie P. Kurtz, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at The Core Club, located at 66 E. 55th Street, New York, New York on May 25, 2017, commencing at 1:00 p.m., local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" the Proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side

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